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EXHIBIT 21. SUBSIDIARIES OF THE CORPORATION
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                                                                                   Percent        State of
         Parent Company                       Subsidiaries                         Owned       Incorporation
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
Commercial Federal Corporation           Commercial Federal Bank,                   100%         Nebraska
                                         a Federal Savings Bank

                                         CFC Preferred Trust                        100%         Delaware

                                         Liberty Mortgage Store, Inc.               100%           Iowa

Commercial Federal Bank,                 Commercial Federal                         100%         Nebraska
a Federal Savings Bank                   Mortgage Corporation

                                         Commercial Federal                         100%         Nebraska
                                         Investment Services, Inc.

                                         Commercial Federal                         100%         Nebraska
                                         Insurance Corporation

                                         Commercial Federal                         100%         Nebraska
                                         Service Corporation

                                         Empire Capital                             100%         Colorado
                                         Corporation I

                                         Tower Title & Escrow Company                80%         Nebraska

                                         Roxborough Acquisition                     100%         Nebraska
                                         Corporation

                                         CFT Company                                100%         Nebraska

                                         Liberty Leasing Company                    100%           Iowa

                                         AmerUs Leasing Corporation                 100%           Iowa

                                         First Savings Securities Corporation       100%         California

                                         First Savings Investment Corporation       100%         Colorado

                                         REIT Holding Company                       100%         Nebraska

                                         Wichita Acquisition Corporation            100%         Nebraska

                                         M.I. D. Properties                         100%         Nebraska

                                         TC Manufacturing                           100%         Nebraska
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EXHIBIT 21. SUBSIDIARIES OF THE CORPORATION (Continued)
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
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                                                                          Percent        State of
      Parent Company                       Subsidiaries                   Owned        Incorporation
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Commercial Federal Service           Commercial Federal                    100%          Nebraska
Corporation                          Realty Investors Corporation

                                     Commercial Federal                    100%          Nebraska
                                     Affordable Housing, Inc.

                                     Community Service, Inc.               100%          Kansas

Commercial Federal Insurance         ComFed Insurance Services             100%          British
Corporation                          Company, Limited                                  Virgin Islands

                                     First Savings Insurance, Inc.         100%          Colorado

Commercial Federal Investment        AmerUs                                100%          Iowa
Services, Inc.                       Investments, Inc.

Liberty Leasing Company              Liberty Leasing Funding               100%          Iowa
                                     Corporation I

                                     Liberty Leasing Funding               100%          Iowa
                                     Corporation II

                                     Liberty Leasing Funding               100%          Iowa
                                     Corporation III

REIT Holding Company                 Mortgage REIT, Inc.                   100%         Nebraska
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Note:  All of the material accounts of the above listed companies are consolidated in the Corporation's consolidated financial statements. All significant intercompany balances and transactions are eliminated in consolidation.

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